Exhibit 23.2

CONSENT OF INDEPDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of in this Amendment No. 1 to Form S-1 Registration Statement of Castle Advisors, Inc. (the “Company”) of our report dated November 20, 2020 relating to the financial statements of the Company for years ended September 30, 2020 and 2019 included in this Registration Statement.

We also consent to the reference to the Firm under the heading Experts in such Registration Statement.

/s/ Fei Qi CPA
Fei Qi CPA
Elmhurst, New York
February 5, 2021